EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
  Omnicom Group Inc.:

      We consent to the incorporation by reference in the Registration Statement (No. 333-84498) on Form S-3, in the Registration Statement (No. 333-33972) on Form S-8, in the Registration Statement (No. 333-37634) on Form S-8, in the Registration Statement (No. 333-41717) on Form S-8, in the Registration Statement (No. 333-70091) on Form S-8, in the Registration Statement (No. 333-74591) on Form S-8, in the Registration Statement (No. 333-74727) on Form S-8, in the Registration Statement (No. 333-84349) on Form S-8, in the Registration Statement (No. 333-90931) on Form S-8, in the Registration Statement (No. 333-22589) on Form S-3, in the Registration Statement (No. 333-35670) on Form S-3, in the Registration Statement (No. 333-43883) on Form S-3, in the Registration Statement (No. 333-44481) on Form S-3, in the Registration Statement (No. 333-44483) on Form S-3, in the Registration Statement (No. 333-47047) on Form S-3, in the Registration Statement (No. 333-47342) on Form S-3, in the Registration Statement (No. 333-47426) on Form S-3, in the Registration Statement (No. 333-52828) on Form S-3, in the Registration Statement (No. 333-55386) on Form S-3 of Omnicom Group Inc. and subsidiaries of our report dated February 21, 2003, with respect to the consolidated balance sheet of Omnicom Group Inc. and subsidiaries as of December 31, 2002 and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended, and the related 2002 financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Omnicom Group Inc. and subsidiaries.


                                                                    /s/ KPMG LLP


New York, New York
February 21, 2003


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